Exhibit 10 a

                          MANAGEMENT SERVICES AGREEMENT

         THIS AGREEMENT is made effective the 1st day of May, 2000.

BETWEEN:
                  ROYAL ROCK VENTURES INC., a body corporate having its head office at 707-1030 West Georgia Street, in the City of Vancouver, in the Province of British Columbia.,

                  (hereinafter referred to as the "Company")
                                                            OF THE FIRST PART
AND:
                  MYNTEK MANAGEMENT SERVICES INC., a body corporate having its head office at 3628 West 35th Avenue, in the City of Vancouver, in the Province of British Columbia.,

                  (hereinafter referred to as the "Manager")
                                                            OF THE SECOND PART

WHEREAS:

A. The Manager has expertise and experience in the business carried on by the Company;

B. The Manager has agreed to provide general corporate and financial services to the Company;

C. The Company wishes to acquire the services of the Manager and the Manager is agreeable to serve the Company upon the terms of this Agreement;

         NOW, THEREFORE, THIS AGREEMENT WITNESSTH that in consideration of the premises and mutual covenants and agreements hereinafter set forth, IT IS AGREED as follows:


1. The Company hereby engages the Manager to perform the duties set out in paragraph 3 hereof for a term of twelve (12) calendar months commencing May 1, 2000, unless terminated earlier as hereinafter provided. This Agreement shall automatically renew for a further twelve (12) month term, unless the Manager or the Company shall give to the other party 60 days notice of nonrenewal, in which case it shall terminate.

2. During the term of this Agreement, the Manager shall diligently and faithfully devote the necessary time, effort and ability to the Company's business affairs so as to perform its duties under this Agreement.

3. The Manager shall, pursuant to the terms and conditions of this Agreement, be responsible for the Company's general corporate and financial affairs and shall provide the following:

        (a) Supervision of the administration of the day to day corporate and financial affairs of the Company and its subsidiaries;

        (b) Liason with Company's bankers, auditors, accountants, lawyers and other professional representatives;

        (c) Development of appropriate business and financial plans for actual or proposed expansion and development of the Company's businesses;

        (d) Assistance in evaluating and negotiating potential acquisitions of rights, properties and business ventures and the terms thereof;

        (e) Supervision of the corporate communication activities of the Company.

The Manager shall conduct the operations of the Company in an efficient, trustworthy and businesslike manner to and for the advantage and benefit of the Company.

4. Except as provided in Paragraph 5, during the term of his/her employment the Manager shall not, without prior written consent, directly or indirectly engage in any business activity or enterprise competitive with the Company.

5. The Company is aware that the Manager has now, may acquire and will continue to have financial interest in other companies properties and the Company recognizes that such companies and properties will require a certain portion of the manager's time. The Company agrees that the Manager may continue to devote time to such outside interests, provided that such interests do not conflict with, in any way, the time required for the Manager to perform its duties under this Agreement. The Manager shall devote at least 40% of its time to the Company.

6. The Manager shall not, either before the termination of this Agreement, disclose to any person , nor make use of for its own benefit, any information or trade secrets relating to the Company, its business, policies, methods, scientific data or information which it shall have acquired in any manner. The Manager agrees that disclosure by it of such information or trade secrets may result in irreparable injury and damage to the Company, which will not be adequately compensable in money damages, that the Company will have no adequate remedy at law therefore, and that the Company shall have the right, and may, without objection form the Manager, obtain such preliminary, temporary or permanent mandatory or retraining injunctions, orders or decrees as may be necessary to protect the Company against, or on account of any breach by the Manager of the provisions of this paragraph. Nothing herein shall be construed as preventing the Company form pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Manager.

7. The Manager shall be entitled, by way of renumeration for its services, to an annual fee of Sixty Thousand Dollars ($60,000) payable monthly at a rate of Five Thousand Dollars ($5,000) per month, plus applicable Goods and Services Tax. The Manager is responsible for all remittance obligations arising from the Company's payments under the agreement (i.e. CPP, UIC, taxes and the like) and the Manager agrees to indemnify the Company against any liability. Upon the expiration of one year following the date of this Agreement and each year thereafter that the Agreement shall remain in force, the Board of Directors shall review the appropriateness of the Manager's fee, giving consideration to the financial position of the Company and the scope of its activities and the activities of its subsidiaries.

8. The Manager shall be entitled to reimbursement for all travel expenses and other reasonable expenditures incurred in connection with the conduct of the Company's business, upon presentation of appropriate receipts or vouchers to the Board of Directors of the Company.

9.       (a)       Each of the Manager and the Company may terminate this
                   Agreement without cause, upon giving three (3) months notice of termination to the other party;

         (b)       The Company may discharge the Manager for breach of this
                   Agreement or for cause. The Manager shall be entitled to one
                  (1) month's notice of such discharge. After such notice, the
                   Company may at its option, discontinue all or any portion of the Manager duties, but shall continue to pay the agreed to fee during the one month notice period. After the effective date of such discharge, the Company shall have no further obligations hereunder. Such discharge shall not relieve the Manager of its obligations under Paragraph 6 nor prejudice any rights of the Company hereunder.


10. Neither this Agreement nor any rights or benefits arising thereunder are assignable by the Manager without the previous written consent of the Company.

11. If any provision, word or clause of this Agreement shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions which shall be fully severable, and this Agreement shall be construed and enforced without regard to such illegal or invalid provision. This Agreement contains the entire agreement of the Parties hereto and can be modified only by an Agreement in writing and hereby supersedes any other oral or written agreements of the Parties.

12. Any notice required or permitted to be given under this Agreement shall be delivered personally or by registered mail to the aforesaid addresses of the Parties, and notice shall be deemed given, if mailed, on the second business day following such mailing, and if personally delivered, on the date of service.

13. This Agreement and all matters arising thereunder shall be governed by the laws of British Columbia.

14. This Agreement is subject to filing on behalf of the Company with the Canadian Venture Exchange.

IN WITNESS WHEREOF the Parties hereto have caused these presents to be executed as and from the day and year first above written.

THE CORPORATE SEAL of               )
ROYAL ROCK VENTURES                 )
INC.     was hereto affixed in the  )
presence of:                        )
                                    )
                                    )
"Sonny Chew"                        )
---------------------------
Authorized Signatory                )                                       c/s
                                    )
                                    )
"Harry Chew"                        )
---------------------------
Authorized Signatory                )


THE CORPORATE SEAL of               )
MYNTEK MANAGEMENT                   )
SERVICE INC. was hereto affixed     )
in the presence of:                 )
                                    )
                                    )
"Harry Chew"                        )                                       c/s
---------------------------
Authorized Signatory